Exhibit 99

VF Reports Third Quarter Fiscal 2019 Results; Raises Full Year Fiscal 2019 Outlook

  Revenue from continuing operations increased 8 percent (up 10 percent in constant dollars) to $3.9 billion; excluding acquisitions net of divestitures, revenue increased 7 percent (up 9 percent in constant dollars);
  Active segment revenue increased 16 percent (up 18 percent in constant dollars) including a 25 percent (27 percent in constant dollars) increase in Vans® brand revenue; Outdoor segment revenue increased 11 percent (up 12 percent in constant dollars) including a 14 percent (16 percent in constant dollars) increase in The North Face® brand revenue and a 4-percentage point revenue growth contribution from acquisitions;
  International revenue increased 5 percent (up 9 percent in constant dollars) including a 1-percentage point revenue growth contribution from acquisitions net of divestitures; China revenue increased 18 percent (up 23 percent in constant dollars);
  Direct-to-consumer revenue increased 10 percent (up 12 percent in constant dollars) including a 1-percentage point revenue growth contribution from acquisitions net of divestitures; Digital revenue increased 24 percent (up 26 percent in constant dollars);
  Gross margin from continuing operations increased 40 basis points to 51.9 percent; on an adjusted basis, gross margin increased 60 basis points to 52.2 percent;
  Earnings per share from continuing operations was $1.16. Adjusted earnings per share from continuing operations increased 30 percent (up 31 percent in constant dollars) to $1.31, including a 1-percentage point earnings growth contribution from acquisitions net of divestitures;
  Full year fiscal 2019 revenue is now expected to increase approximately 12 percent (up 13 percent in constant dollars) to at least $13.8 billion; and,
  Full year fiscal 2019 adjusted earnings per share is now expected to be $3.73, including an additional $45 million, or $0.09 per share, of incremental investment, reflecting an increase of 19 percent (up 20 percent in constant dollars).

GREENSBORO, N.C.--(BUSINESS WIRE)--January 18, 2019--VF Corporation (NYSE: VFC) today reported financial results for its third quarter ended December 29, 2018. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Nautica® Brand Business and Licensing Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, terms that are described under the heading “Adjusted Amounts - Excluding Williamson-Dickie, Icebreaker®, Altra®, Reef®, and Jeans Spin-Off Transaction and Deal Related Expenses, Costs Related to Office Relocations and the Provisional Impact of U.S. Tax Legislation.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

“VF's third quarter results were fueled by strong growth in our largest brands and balanced growth across the core dimensions of our portfolio,” said Steve Rendle, Chairman, President and Chief Executive Officer. “Based on the strength of our third quarter performance and the growth trajectory we see for the remainder of fiscal 2019, we are again increasing our full year outlook, including an additional $45 million of growth-focused investments aimed at accelerating growth and value creation into fiscal year 2020. We remain sharply focused on executing our integrated growth strategy and transforming VF into a purpose-led, performance-driven enterprise committed to delivering superior returns to shareholders."

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Nautica® Brand Business and Licensing Business

On April 30, 2018, the company completed the sale of its Nautica® brand business. On April 28, 2017, the company completed the sale of its Licensed Sports Group ("LSG") business, including the Majestic® brand. In conjunction with the LSG divestiture, VF executed its plan to entirely exit the licensing business and completed the sale of the assets of the JanSport® brand collegiate business in the fourth quarter of 2017. Accordingly, the company has included the operating results of these businesses in discontinued operations through their respective dates of sale.

Adjusted Amounts - Excluding Williamson-Dickie, Icebreaker®, Altra®, Reef®, and Jeans Spin-Off Transaction and Deal Related Expenses, Costs Related to Office Relocations and the Provisional Impact of U.S. Tax Legislation

This release refers to adjusted amounts that exclude transaction and deal related expenses associated with the acquisitions and integration of Williamson-Dickie, Icebreaker® and Altra®, and expenses and losses on sale related to the divestitures of the Reef® brand and the Van Moer business, which was acquired in connection with the Williamson-Dickie acquisition. The release also refers to transaction expenses associated with the planned spin-off of the Jeans business. Total transaction and deal related expenses, including the losses on sale, were approximately $63 million in the third quarter of fiscal 2019 and $135 million in the first nine months of fiscal 2019.

This release also refers to adjusted amounts that exclude costs primarily associated with the previously announced relocations of VF’s global headquarters and certain brands to Denver, Colorado. Total costs were approximately $6 million in the third quarter of fiscal 2019 and $17 million in the first nine months of fiscal 2019.

Adjusted amounts in this release also exclude the provisional amounts recorded due to recent U.S. tax legislation. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act. Measurement period adjustments related to the provisional net charge resulted in a net expense of approximately $10 million in the third quarter of fiscal 2019 and $23 million in the first nine months of fiscal 2019.

Combined, the above net charges negatively impacted earnings per share by $0.16 during the third quarter of fiscal 2019 and $0.36 during the first nine months of fiscal 2019. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Third Quarter Fiscal 2019 Income Statement Review

  Revenue increased 8 percent (up 10 percent in constant dollars) to $3.9 billion. Excluding acquisitions net of divestitures, revenue increased 7 percent (up 9 percent in constant dollars), driven by VF’s largest brands, international and direct-to-consumer platforms, as well as strength from the Active, Outdoor and Work segments.
  Gross margin increased 40 basis points to 51.9 percent, driven by a mix-shift toward higher margin businesses. On an adjusted basis, gross margin increased 60 basis points to 52.2 percent.
  Operating income on a reported basis was $592 million. On an adjusted basis, operating income increased 30 percent to $656 million, including a $7 million contribution from acquisitions net of divestitures. Operating margin on a reported basis increased 170 basis points to 15.0 percent. Adjusted operating margin increased 270 basis points to 16.6 percent. Adjusted operating margin, excluding acquisitions net of divestitures, increased 280 basis points to 16.8 percent.
  Earnings per share was $1.16 on a reported basis. On an adjusted basis, earnings per share increased 30 percent (up 31 percent in constant dollars) to $1.31, including a 1-percentage point growth contribution from acquisitions net of divestitures.

Balance Sheet Highlights

Inventories were up 9 percent compared with the same period last year. Excluding the impact of acquisitions net of divestitures, inventories increased 7 percent. The company also returned approximately $700 million to shareholders through dividends and share repurchases. The company has $3.8 billion remaining under its current share repurchase authorization.

Adjusted Full Year Fiscal 2019 Outlook

The following outlook for fiscal year 2019 is on an adjusted basis and has been updated to include the following:

  Revenue is now expected to be at least $13.8 billion, reflecting an increase of approximately 12 percent (up 13 percent in constant dollars). This compares to the previous expectation of at least $13.7 billion, which reflected an 11 percent increase. By segment, revenue for Outdoor is now expected to increase 8 percent versus the previous expectation of a 7 percent to 8 percent increase; revenue for Active is now expected to increase 16 percent versus the previous expectation of a 14 percent to 15 percent increase; revenue for Work is now expected to increase 39 percent versus the previous expectation of a more than 35 percent increase; and, revenue for Jeans is now expected to decline 3 percent versus the previous expectation of a 1 percent to 2 percent decline.
  International revenue is now expected to increase 10 percent to 11 percent (up about 13 percent in constant dollars) versus the previous expectation of a 12 percent to 13 percent increase.
  Direct-to-consumer revenue is now expected to increase 13 percent (up 14 percent in constant dollars) versus the previous expectation of a 12 percent to 14 percent increase. Digital revenue is still expected to increase more than 30 percent.
  Adjusted gross margin is expected to be at least 51 percent.
  Adjusted operating margin is expected to increase 90 basis points to 13.6 percent.
  Adjusted earnings per share is now expected to be $3.73, including an additional $45 million, or $0.09 per share, of incremental investment, reflecting an increase of 19 percent (up 20 percent in constant dollars). This compares to the previous expectation of $3.65.
  Cash flow from operations is still expected to approximate $1.8 billion.
  Other full year assumptions include an effective tax rate of about 16 percent and capital expenditures of approximately $275 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.51 per share, payable on March 18, 2019, to shareholders of record on March 8, 2019.

Webcast Information

VF will host its third quarter fiscal 2019 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on third quarter fiscal 2019 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

VF Corporation (NYSE: VFC) outfits consumers around the world with its diverse portfolio of iconic lifestyle brands, including Vans®, The North Face®, Timberland®, Wrangler® and Lee®. Founded in 1899, VF is one of the world’s largest apparel, footwear and accessories companies with socially and environmentally responsible operations spanning numerous geographies, product categories and distribution channels. VF is committed to delivering innovative products to consumers and creating long-term value for its customers and shareholders. For more information, visit www.vfc.com.

Forward-looking Statements

Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with the proposed spin-off of our Jeanswear business, including the risk that the spin-off will not be consummated within the anticipated time period or at all; the risk of disruption to our business in connection with the proposed spin-off and that we could lose revenue as a result of such disruption; the risk that the companies resulting from the spin-off do not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of both businesses; and the risk that the combined value of the common stock of the two publicly-traded companies will not be equal to or greater than the value of VF Corporation common stock had the spin-off not occurred. There are also risks associated with the relocation of our global headquarters and a number of brands to the metro Denver area, including the risk of significant disruption to our operations, the temporary diversion of management resources and loss of key employees who have substantial experience and expertise in our business, the risk that we may encounter difficulties retaining employees who elect to transfer and attracting new talent in the Denver area to replace our employees who are unwilling to relocate, the risk that the relocation may involve significant additional costs to us and that the expected benefits of the move may not be fully realized. Other risks include foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; VF's reliance on a small number of large customers; the financial strength of VF's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF's ability to implement its business strategy; VF's ability to grow its international and direct-to-consumer businesses; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF's ability to properly collect, use, manage and secure consumer and employee data; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union ("Brexit") or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

VF CORPORATION Condensed Consolidated Statements of Income (Unaudited) (In thousands, except per share amounts)

	Three Months Ended December		%	Nine Months Ended December		%
	2018	2017 (a)	Change	2018	2017 (a)	Change
Net revenues	$3,940,159	$3,649,283	8%	$10,635,691	$9,310,837	14%
Costs and operating expenses
Cost of goods sold	1,896,472	1,769,819	7%	5,232,050	4,601,336	14%
Selling, general and administrative expenses	1,451,782	1,394,845	4%	3,922,185	3,489,679	12%
Total costs and operating expenses	3,348,254	3,164,664	6%	9,154,235	8,091,015	13%
Operating income	591,905	484,619	22%	1,481,456	1,219,822	21%
Interest, net	(23,847)	(22,548)	6%	(73,244)	(65,692)	11%
Other income (expense), net	(1,774)	(1,902)	(7)%	(56,495)	(7,032)	*
Income from continuing operations before income taxes	566,284	460,169	23%	1,351,717	1,147,098	18%
Income taxes	103,158	533,148	(81)%	221,517	639,165	(65)%
Income (loss) from continuing operations	463,126	(72,979)	735%	1,130,200	507,933	123%
Income (loss) from discontinued operations, net of tax	383	(17,290)	*	788	(102,173)	*
Net income (loss)	$463,509	$(90,269)	613%	$1,130,988	$405,760	179%
Earnings (loss) per common share - basic (b)
Continuing operations	$1.17	$(0.18)	733%	$2.86	$1.29	122%
Discontinued operations	—	(0.04)	*	—	(0.26)	*
Total earnings (loss) per common share - basic	$1.17	$(0.23)	613%	$2.86	$1.03	179%
Earnings (loss) per common share - diluted (b)
Continuing operations	$1.16	$(0.18)	736%	$2.82	$1.27	122%
Discontinued operations	—	(0.04)	*	—	(0.26)	*
Total earnings (loss) per common share - diluted	$1.16	$(0.23)	614%	$2.82	$1.02	178%
Weighted average shares outstanding
Basic	395,294	394,577		395,117	394,967
Diluted	399,767	400,378		400,418	399,425
Cash dividends per common share	$0.51	$0.46	11%	$1.43	$1.30	10%

* Calculation not meaningful

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year. In connection with the change in fiscal year end to the Saturday closest to March 31 from the Saturday closest to December 31, VF's current fiscal year will run from April 1, 2018 through March 30, 2019 (“fiscal 2019”). For presentation purposes herein, all references to periods ended December 2018 relate to the 13-week and 39-week fiscal periods ended December 29, 2018 and all references to periods ended December 2017 relate to the 13-week and 39-week fiscal periods ended December 30, 2017. References to March 2018 relate to the balance sheet as of March 31, 2018.

(a) In the first quarter of fiscal 2019, VF adopted ASU 2017-07, "Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost" and restated the prior periods to conform to current year presentation. For the three months ended December 2017, operating income increased and other income (expense), net decreased by $3.3 million. For the nine months ended December 2017, operating income increased and other income (expense), net decreased by $6.4 million.

(b) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

	December	March	December
	2018	2018	2017
ASSETS
Current assets
Cash and equivalents	$535,312	$680,762	$563,483
Accounts receivable, net	1,774,460	1,408,587	1,429,986
Inventories	1,866,075	1,861,441	1,706,609
Other current assets	436,244	732,533	677,686
Total current assets	4,612,091	4,683,323	4,377,764
Property, plant and equipment	1,041,640	1,011,617	1,014,638
Goodwill and intangible assets	3,812,121	3,813,329	3,782,425
Other assets	818,458	803,041	783,675
Total assets	$10,284,310	$10,311,310	$9,958,502
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$677,891	$1,525,106	$729,384
Current portion of long-term debt	5,576	6,265	6,165
Accounts payable	645,678	583,004	760,997
Accrued liabilities	1,233,902	1,024,454	1,247,554
Total current liabilities	2,563,047	3,138,829	2,744,100
Long-term debt	2,135,240	2,212,555	2,187,789
Other liabilities	1,285,399	1,271,830	1,306,713
Total liabilities	5,983,686	6,623,214	6,238,602
Stockholders' equity	4,300,624	3,688,096	3,719,900
Total liabilities and stockholders' equity	$10,284,310	$10,311,310	$9,958,502

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended December
	2018 (a)	2017 (a)
Operating activities
Net income	$1,130,988	$405,760
Impairment of goodwill	—	104,651
Depreciation and amortization	216,361	224,065
Other adjustments	89,314	950,346
Cash provided by operating activities	1,436,663	1,684,822
Investing activities
Business acquisitions, net of cash received	(320,405)	(740,541)
Proceeds from sale of businesses, net of cash sold	430,273	214,968
Capital expenditures	(195,250)	(128,697)
Software purchases	(42,548)	(44,520)
Other, net	(20,616)	(9,124)
Cash used by investing activities	(148,546)	(707,914)
Financing activities
Net increase (decrease) from short-term borrowings, long-term debt and other	(859,345)	170,887
Purchases of treasury stock	(150,676)	(762,059)
Cash dividends paid	(565,176)	(511,966)
Proceeds from issuance of Common Stock, net of shares withheld for taxes	137,470	86,610
Cash used by financing activities	(1,437,727)	(1,016,528)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(681)	737
Net change in cash, cash equivalents and restricted cash	(150,291)	(38,883)
Cash, cash equivalents and restricted cash – beginning of year	689,190	608,280
Cash, cash equivalents and restricted cash – end of period	$538,899	$569,397

(a) The cash flows related to discontinued operations have not been segregated, and are included in the Condensed Consolidated Statements of Cash Flows.

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Three Months Ended December		% Change	% Change Constant Currency (a)	% Change Organic (b)	% Change Constant Currency and Organic (a) (b)
	2018	2017
Segment revenues
Outdoor	$1,612,605	$1,456,654	11%	12%	7%	8%
Active	1,142,580	983,983	16%	18%	18%	20%
Work	493,587	482,827	2%	3%	5%	5%
Jeans	657,853	692,506	(5)%	(3)%	(5)%	(3)%
Other (c)	33,534	33,313	1%	1%	1%	1%
Total segment revenues	$3,940,159	$3,649,283	8%	10%	7%	9%
Segment profit (loss)
Outdoor	$338,009	$275,509	23%	24%
Active	272,862	198,872	37%	39%
Work	62,491	57,509	9%	9%
Jeans	67,804	93,196	(27)%	(29)%
Other (c)	(151)	209	*	*
Total segment profit	741,015	625,295	19%	19%
Corporate and other expenses	(150,884)	(142,578)	6%	6%
Interest, net	(23,847)	(22,548)	6%	6%
Income from continuing operations before income taxes	$566,284	$460,169	23%	24%

The business segment information provided above reflects changes in VF's operating structure during the first quarter of fiscal 2019. These changes have been made to all periods presented and had no impact on VF's consolidated results of operations.

(a) Refer to constant currency definition on the following pages.

(b) Excludes acquisitions representing the operating results of Icebreaker® and Altra® for the three months ended December 2018. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business, through the respective dates of sale for the three months ended December 2018, and for the three months ended December 2017. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2018" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes sales of non-VF products at VF Outlet® stores and results from transition services related to the sale of the Nautica® and Reef® brand businesses.

* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Nine Months Ended December		% Change	% Change Constant Currency (a)	% Change Organic (b)	% Change Constant Currency and Organic (a) (b)
	2018	2017
Segment revenues
Outdoor	$3,647,708	$3,373,906	8%	9%	3%	4%
Active	3,579,478	2,982,889	20%	20%	21%	21%
Work	1,409,016	899,746	57%	57%	5%	6%
Jeans	1,894,516	1,963,293	(4)%	(2)%	(4)%	(2)%
Other (c)	104,973	91,003	15%	15%	15%	15%
Total segment revenues	$10,635,691	$9,310,837	14%	15%	8%	8%
Segment profit (loss)
Outdoor	$512,635	$464,087	10%	12%
Active	893,110	656,592	36%	36%
Work	175,652	125,928	39%	40%
Jeans	252,511	292,017	(14)%	(14)%
Other (c)	2,548	(895)	*	*
Total segment profit	1,836,456	1,537,729	19%	20%
Corporate and other expenses	(411,495)	(324,939)	27%	27%
Interest, net	(73,244)	(65,692)	11%	11%
Income from continuing operations before income taxes	$1,351,717	$1,147,098	18%	18%
The business segment information provided above reflects changes in VF's operating structure during the first quarter of fiscal 2019. These changes have been made to all periods presented and had no impact on VF's consolidated results of operations.

(a) Refer to constant currency definition on the following pages.

(b) Excludes acquisitions representing the operating results of Icebreaker® and Altra® for the nine months ended December 2018 and the operating results of Williamson-Dickie for the six months ended September 2018. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business, through the respective dates of sale for the three months ended December 2018, and for the three months ended December 2017. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2018" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes sales of non-VF products at VF Outlet® stores and results from transition services related to the sale of the Nautica® and Reef® brand businesses.

* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Three Months Ended December 2018
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,612,605	$22,554	$1,635,159
Active	1,142,580	18,478	1,161,058
Work	493,587	1,894	495,481
Jeans	657,853	14,427	672,280
Other	33,534	—	33,534
Total segment revenues	$3,940,159	$57,353	$3,997,512
Segment profit
Outdoor	$338,009	$3,597	$341,606
Active	272,862	3,543	276,405
Work	62,491	182	62,673
Jeans	67,804	(2,079)	65,725
Other	(151)	—	(151)
Total segment profit	741,015	5,243	746,258
Corporate and other expenses	(150,884)	(344)	(151,228)
Interest, net	(23,847)	—	(23,847)
Income from continuing operations before income taxes	$566,284	$4,899	$571,183
Diluted earnings per share growth	736%	6%	742%
Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Nine Months Ended December 2018
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$3,647,708	$22,614	$3,670,322
Active	3,579,478	3,606	3,583,084
Work	1,409,016	1,466	1,410,482
Jeans	1,894,516	24,789	1,919,305
Other	104,973	—	104,973
Total segment revenues	$10,635,691	$52,475	$10,688,166
Segment profit
Outdoor	$512,635	$9,095	$521,730
Active	893,110	(1,423)	891,687
Work	175,652	213	175,865
Jeans	252,511	(2,108)	250,403
Other	2,548	—	2,548
Total segment profit	1,836,456	5,777	1,842,233
Corporate and other expenses	(411,495)	(116)	(411,611)
Interest, net	(73,244)	—	(73,244)
Income from continuing operations before income taxes	$1,351,717	$5,661	$1,357,378
Diluted earnings per share growth	122%	1%	123%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2018

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2018	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and other Restructuring Costs (b)	Impact of Tax Act (c)	Adjusted	Contribution from Acquisitions (d)	Contribution from Divestitures (e)	Adjusted Organic
Revenues	$3,940,159	$—	$—	$—	$3,940,159	$(57,546)	$(3,855)	$3,878,758

Gross profit	2,043,687	12,371	564	—	2,056,622	(31,814)	(1,322)	2,023,486
Percent	51.9%				52.2%			52.2%

Operating income	591,905	57,781	5,983	—	655,669	(6,614)	857	649,912
Percent	15.0%				16.6%			16.8%

Other income (expense), net	(1,774)	4,842	—	—	3,068	2	1	3,071

Diluted earnings per share from continuing operations (f)	1.16	0.12	0.01	0.03	1.31	(0.01)	—	1.30

Nine Months Ended December 2018	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and other Restructuring Costs (b)	Impact of Tax Act (c)	Adjusted	Contribution from Acquisitions (d)	Contribution from Divestitures (e)	Adjusted Organic
Revenues	$10,635,691	$—	$—	$—	$10,635,691	$(629,914)	$(3,855)	$10,001,922

Gross profit	5,403,641	19,585	3,512	—	5,426,738	(275,834)	(1,322)	5,149,582
Percent	50.8%				51.0%			51.5%

Operating income	1,481,456	97,768	16,699	—	1,595,923	(66,750)	857	1,530,030
Percent	13.9%				15.0%			15.3%

Other income (expense), net	(56,495)	36,852	—	—	(19,643)	132	1	(19,510)

Diluted earnings per share from continuing operations (f)	2.82	0.27	0.03	0.06	3.18	(0.13)	—	3.05

(a) Transaction and deal related costs include acquisition and integration costs related to the acquisitions of Williamson-Dickie and the Icebreaker® and Altra® brands, and divestiture costs related to the sale of the Reef® brand, which totaled $6.4 million and $33.6 million for the three and nine months ended December 2018, respectively. The costs also include separation and related expenses associated with the planned spin-off of the Jeans business of $51.3 million and $63.8 million for the three and nine months ended December 2018, respectively. Additionally, the costs include non-operating losses on sale related to the divestitures of the Reef® brand and Van Moer business, totaling $4.5 million and $36.8 million in the three and nine months ended December 2018, respectively. The transaction and deal related costs resulted in a net tax benefit of $15.1 million and $26.3 million in the three and nine months ended December 2018, respectively.

(b) Relocation and other restructuring costs for the three and nine months ended December 2018 primarily include costs associated with the relocation of VF’s global headquarters and certain brands to Denver, Colorado. The costs resulted in a net tax benefit of $1.6 million and $4.3 million for the three and nine months ended December 2018, respectively.

(c) On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”). Measurement period adjustments related to the provisional net charge were recorded during the three and nine months ended December 2018, resulting in net tax expense of $10.4 million and $23.3 million for the respective periods.

(d) The contribution from acquisitions represents the operating results of Williamson-Dickie through the one-year anniversary of the acquisition, the operating results of Icebreaker® beginning on the acquisition date of April 3, 2018 and the operating results of Altra® beginning on the acquisition date of June 1, 2018. The operating results of all acquisitions exclude transaction and deal related costs. The contribution from acquisitions resulted in tax expense of $1.9 million and $13.5 million for the three and nine months ended December 2018, respectively.

(e) The contribution from divestitures represents the operating results of the Reef® brand and Van Moer business through the respective dates of sale for the three months ending December 2018. The operating results of all divestitures exclude transaction and deal related costs. The contribution from divestitures resulted in a tax benefit of $0.2 million for the three and nine months ended December 2018.

(f) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 399,767,000 and 400,418,000 weighted average common shares for the three and nine months ended December 2018, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of transaction and deal related costs, relocation and other restructuring costs and the provisional impact of tax reform, and on an adjusted organic basis, which excludes the operating results of Williamson-Dickie (for the six months ended September 2018), Icebreaker®, Altra®, Reef ® (for the three months ending December 2018) and the Van Moer business (for the three months ending December 2018). Contribution from acquisitions and divestitures also excludes transaction and deal related costs. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2017

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2017	As Reported under GAAP	Transaction and Deal Related Costs (a)	Impact of Tax Act (b)	Adjusted	Contribution from Divestitures (c)	Adjusted Organic
Revenues	$3,649,283	$—	$—	$3,649,283	$(26,838)	$3,622,445

Gross profit	1,879,464	3,635	—	1,883,099	(8,527)	1,874,572
Percent	51.5%			51.6%		51.7%

Operating income	484,619	20,976	—	505,595	2,537	508,132
Percent	13.3%			13.9%		14.0%

Diluted earnings per share from continuing operations (d)	(0.18)	0.03	1.16	1.01	0.01	1.02

Nine Months Ended December 2017	As Reported under GAAP	Transaction and Deal Related Costs (a)	Impact of Tax Act (b)	Adjusted	Contribution from Divestitures (c)	Adjusted Organic
Revenues	$9,310,837	$—	$—	$9,310,837	$(26,838)	$9,283,999

Gross profit	4,709,501	3,635	—	4,713,136	(8,527)	4,704,609
Percent	50.6%			50.6%		50.7%

Operating income	1,219,822	25,865	—	1,245,687	2,537	1,248,224
Percent	13.1%			13.4%		13.4%

Diluted earnings per share from continuing operations (d)	1.27	0.04	1.17	2.48	0.01	2.48

(a) Transaction and deal related costs include acquisition and integration costs related to the acquisition of Williamson-Dickie of $15.5 million and $20.4 million for the three and nine months ended December 2017, respectively. Also included in transaction and deal related costs for both the three and nine months ended December 2017 are $3.6 million of additional cost of goods sold recognized by Williamson-Dickie due to fair value inventory adjustments calculated as part of the purchase price accounting and $3.5 million of net benefit from the hedge of the purchase price and acquisition costs for the Icebreaker® acquisition. The transaction and deal related costs resulted in a net tax benefit of $2.0 million and $3.6 million in the three and nine months ended December 2017, respectively.

(b) On December 22, 2017, the U.S. government enacted the Tax Act. The transitional impact of the Tax Act resulted in a provisional net charge of $465.5 million for the three and nine months ended December 2017.

(c) The contribution from divestitures represents the operating results of the Reef® brand and Van Moer business for the three months ending December 2017. The contribution from divestitures resulted in a tax benefit of $0.3 million for the three and nine months ended December 2017.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impact was calculated using 400,378,000 and 399,425,000 weighted average common shares for the three and nine months ended December 2017, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis which excludes the impact of tax reform and transaction and deal related expenses. and on an adjusted organic basis, which excludes the operating results of Reef ® and the Van Moer business (for the three months ending December 2017). These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 5 Brand Revenue Information (Unaudited)

	Three Months Ended December 2018				Nine Months Ended December 2018
Top 5 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	28%	6%	37%	25%	33%	13%	32%	28%
% change constant currency*	29%	10%	41%	27%	33%	13%	32%	29%
The North Face®
% change	15%	8%	23%	14%	7%	13%	15%	10%
% change constant currency*	15%	12%	27%	16%	8%	14%	17%	10%
Timberland®
% change	7%	(5)%	(3)%	1%	3%	(2)%	(3)%	0%
% change constant currency*	7%	(2)%	0%	3%	4%	(1)%	(2)%	1%
Wrangler®
% change	(1)%	(6)%	(10)%	(2)%	0%	(8)%	(8)%	(1)%
% change constant currency*	0%	(2)%	(1)%	0%	2%	(8)%	(2)%	1%
Lee®
% change	(13)%	(6)%	4%	(9)%	(9)%	(4)%	0%	(6)%
% change constant currency*	(12)%	(2)%	9%	(7)%	(8)%	(4)%	2%	(5)%

*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)

	Three Months Ended December 2018				Nine Months Ended December 2018
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Geographic Revenue Growth
U.S.	10%	10%	9%	9%	15%	15%	9%	9%
EMEA	2%	5%	1%	4%	11%	11%	5%	6%
APAC	14%	17%	12%	16%	18%	18%	10%	11%
China	18%	23%	18%	23%	25%	26%	18%	19%
Americas (non-U.S.)	3%	11%	(1)%	7%	14%	21%	2%	9%
International	5%	9%	4%	8%	13%	15%	6%	7%

	Three Months Ended December 2018				Nine Months Ended December 2018
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Channel Revenue Growth
Wholesale (b)	6%	8%	6%	7%	14%	14%	6%	6%
Direct-to-consumer	10%	12%	9%	11%	16%	16%	12%	13%
Digital	24%	26%	21%	23%	36%	36%	26%	26%

	As of December
	2018 (c)	2017
DTC Store Count
Total	1,552	1,518

*Refer to constant currency definition on previous pages.

(a) Excludes acquisitions representing the operating results of Icebreaker® and Altra® for the three and nine months ended December 2018 and the operating results of Williamson-Dickie for the six months ended September 2018. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business, through the respective dates of sale, for the three months ended December 2018, and for the three months ended December 2017. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2018" page for additional information.

(b) Royalty revenues are included in the wholesale channel for all periods.

(c) The December 2018 DTC store count includes 34 Icebreaker® and Altra® stores.

CONTACT:
VF Corporation
Joe Alkire, 336-424-7711
Vice President, Corporate Development, Investor Relations and
Financial Planning & Analysis
or
Craig Hodges, 336-424-5636
Vice President, Corporate Affairs